UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2018

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500 Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The Registrant is filing this Amendment No. 1 on Form 8-K to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on November 23, 2018 (the “Original Filing”), to update and correct certain of the disclosures below relating to the November 2018 Purchase Agreement, including (a) that the Floor Price (as defined below) was $0.10 per share; (b) that the Company can request any amount of funding in any one or more closings after the Initial Closing, subject to the Closing Conditions; and (c) to update certain of the Closing Conditions described below, each to correct certain inadvertent errors contained in the Original Filing.

Item 1.01.	Entry into a Material Definitive Agreement.

November 2018 Stock Purchase Agreement

On November 23, 2018 and effective November 23, 2018, Camber Energy, Inc. (the “Company”, “we” and “us”) and an institutional investor (the “Investor”), entered into a Stock Purchase Agreement (the “November 2018 Purchase Agreement”). The Investor previously purchased various convertible securities from the Company in 2016, 2017 and 2018, including, but not limited to, most recently purchasing an aggregate of $19.5 million in Series C Preferred Stock (as defined below) in 2017 and 2018.

Under the terms of the November 2018 Purchase Agreement, the Investor agreed to purchase up to 2,941 shares of Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock” and the “Maximum Shares”) from the Company for an aggregate of $28 million, including agreeing to purchase 106 shares of Series C Preferred Stock within two business days of the satisfaction of the Closing Conditions (defined below), in consideration for $1 million (the “Initial Closing”), and additional shares of Series C Preferred Stock, in such amount(s) requested by the Company, from time to time, up to the remaining amount of Series C Preferred Stock available to be sold under the November 2018 Purchase Agreement, until the Maximum Shares are sold, subject in each case to the Closing Conditions.

Closing conditions required to be met in order to require the Investor to purchase the Series C Preferred Stock shares described above at each of the closings include, among other things, that (a) the Company’s common stock is required to be listed for and currently trading on the NYSE American market or a higher trading market; (b) except for the Initial Closing, the Company is required to be in compliance with all requirements to maintain such listing and there cannot be any notice of any suspension or delisting with respect to the trading of the shares of common stock on such trading market; (c) the Company is required to have duly authorized shares of common stock reserved for issuance to Investor in an amount equal to three times the number of shares sufficient to immediately issue all shares of common stock potentially issuable upon conversion of the Series C Preferred Stock sold to Investor (collectively, the “Conversion Shares”) and any other agreements with Investor; (d) except with regard to the Initial Closing, (i) an aggregate dollar trading volume of at least $10 million must have traded on NYSE American during regular trading hours, from the trading day after the immediately prior closing until the trading day immediately before the relevant closing, but expressly excluding all volume traded on any days that the Investor is prevented or delayed from reselling shares of common stock (“Excluded Days”), for each $1 million of Series C Preferred Stock shares which are sold at any closing after the Initial Closing; and (ii) the Company’s common stock is required to have a volume weighted average price on the NYSE American for the prior trading day of at least $0.10 per share of common stock (the “Floor Price”), (e) except with regard to the Initial Closing, the additional listing of all of the Conversion Shares must be approved by the NYSE American; and (f) except with regard to the Initial Closing, the Company must have provided written notice to the Investor of its intent to move forward with the applicable closing at least 10 days prior to the applicable closing date, provided that if any such conditions are not met on the date initially set for such closing, each closing will occur as soon thereafter as they are met, if ever (collectively, the “Closing Conditions”). The closing of the sales of Series C Preferred Stock as described above are subject to closing conditions which may not be met timely, if at all, and as such, we may not ever sell any shares of Series C Preferred Stock under the November 2018 Purchase Agreement. In the event a Trigger Event (as defined in the Designation (defined below) occurs, the Investor can terminate its obligation to acquire any additional shares of Series C Preferred Stock under the November 2018 Agreement, and the Company may terminate the Company’s right to sell shares of Series C Preferred Stock at any time.

Pursuant to the November 2018 Purchase Agreement, we agreed to file a preliminary proxy with the Securities and Exchange Commission (SEC), to seek stockholder approval of the agreement and the issuance of the Conversion Shares (“Approval”), set a meeting for the first reasonable date after clearing SEC comments, and use commercially reasonable best efforts to obtain Approval at the next annual meeting of stockholders (the “Required Shareholder Approval”). We also agreed to use our commercially reasonable best efforts to obtain the Required Shareholder Approval and additional listing of the Conversion Shares on the NYSE American following the Required Shareholder Approval.

The Company currently plans to use the proceeds from the sale of the Series C Preferred Stock for working capital, workovers on existing and new wells and completion of additional wells.

Pursuant to the November 2018 Purchase Agreement, as long as the Investor holds any shares of Series C Preferred Stock, we agreed that we would not issue or enter into or amend an agreement pursuant to which we may issue any shares of common stock, other than (a) for restricted securities with no registration rights, (b) in connection with a strategic acquisition, (c) in an underwritten public offering, or (d) at a fixed price; or issue or amend any debt or equity securities convertible into, exchangeable or exercisable for, or including the right to receive, shares of common stock (i) at a conversion price, exercise price or exchange rate or other price that is based upon or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of the security or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of the security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock.

Additionally, provided that we have not materially breached the terms of the November 2018 Purchase Agreement, we may at any time, in our sole and absolute discretion, repurchase from Investor all, but not less than all, of the then outstanding shares of Series C Preferred Stock sold pursuant to the agreement by paying to Investor 110% of the aggregate face value of all such shares.

We also agreed to provide the Investor a right of first offer to match any offer for financing we receive from any person while the shares of Series C Preferred Stock sold pursuant to the November 2018 Purchase Agreement are outstanding, except for debt financings not convertible into common stock, which are excluded from such right to match.

Finally, we agreed that if we issue any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor, then we would notify Investor of such additional or more favorable term and such term, at Investor’s option, may become a part of the transaction documents with Investor.

The November 2018 Purchase Agreement includes customary provisions requiring that the Company indemnify the Investor against certain losses; representations and warranties and covenants.

The foregoing summary of the terms of the November 2018 Purchase Agreement is subject to, and qualified in its entirety by, the form of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated in this Item 1.01 by reference in its entirety.

Series C Redeemable Convertible Preferred Stock

Holders of the Series C Preferred Stock are entitled to cumulative dividends in the amount of 24.95% per annum (adjustable up to 34.95% if a trigger event, as described in the designation of the Series C Preferred Stock occurs), payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion, provided that upon any redemption, conversion, or maturity, seven years of dividends are due and payable on such redeemed, converted or matured stock. The Series C Preferred Stock ranks senior to the common stock and pari passu with respect to our Series B Preferred Stock. The Series C Preferred Stock has no right to vote on any matters, questions or proceedings of the Company including, without limitation, the election of directors except: (a) during a period where a dividend (or part of a dividend) is in arrears; (b) on a proposal to reduce the Company’s share capital; (c) on a resolution to approve the terms of a buy-back agreement; (d) on a proposal to wind up the Company; (e) on a proposal for the disposal of all or substantially all of the Company’s property, business and undertakings; and (f) during the winding-up of the Company.

The Series C Preferred Stock may be converted into shares of common stock at any time at the option of the holder, or at our option if certain equity conditions (as defined in the certificate of designation for the Series C Preferred Stock), are met. Upon conversion, we will pay the holders of the Series C Preferred Stock being converted an amount, in cash or stock at our sole discretion, equal to the dividends that such shares would have otherwise earned if they had been held through the maturity date (i.e., seven years), and issue to the holders such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the applicable Conversion Price, $3.25 per share.

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable. Specifically, the conversion rate of such premiums and dividends equals 95% of the average of the lowest 5 individual daily volume weighted average prices during the Measuring Period, not to exceed 100% of the lowest sales prices on the last day of the Measuring Period, less $0.05 per share of common stock, unless a triggering event has occurred, in which case the conversion rate equals 85% of the lowest daily volume weighted average price during the Measuring Period, less $0.10 per share of common stock not to exceed 85% of the lowest sales prices on the last day of such Measuring Period, less $0.10 per share. The “Measuring Period” is the period beginning, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, before the applicable notice has been provided regarding the exercise or conversion of the applicable security, and ending, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, after the applicable number of shares stated in the initial exercise/conversion notice have actually been received into the Investor’s designated brokerage account in electronic form and fully cleared for trading (subject to certain extensions described in the applicable securities, which have been triggered to date). Triggering events are described in the designation of the Series C Preferred Stock, but include items which would typically be events of default under a debt security, including filing of reports late with the SEC.

The Series C Preferred Stock has a maturity date that is seven years after the date of issuance of such securities and, if the Series C Preferred Stock has not been wholly converted into shares of common stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the investor in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

We may not issue any other preferred stock that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock, or (ii) Rule 144 under the Securities Act is available for the immediate unrestricted resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock.

The Series C Preferred Stock is subject to a beneficial ownership limitation, which prevents any holder of the Series C Preferred Stock from converting such Series C Preferred Stock into common stock, if upon such conversion, the holder would beneficially own greater than 9.99% of our outstanding common stock.

The foregoing summary of the terms of the Series C Preferred Stock is subject to, and qualified in its entirety by, the Certificate of Designation of Series C Preferred Stock (the “Designation”), as amended, incorporated by reference as Exhibit 3.1 and 3.2 hereto, which is incorporated in this Item 1.01 by reference.

We also agreed to include on the next registration statement we file with the Commission, or on the subsequent registration statement if such registration statement is withdrawn, all potentially issuable Conversion Shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on August 31, 2016, and incorporated herein by reference)(File No. 001-32508)
3.2	Amendment to Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on July 25, 2018 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on July 27, 2018, and incorporated herein by reference)(File No. 001-32508)
10.1	Form of Stock Purchase Agreement relating to the purchase of $28 million in shares of Series C Redeemable Convertible Preferred Stock dated November 23, 2018 (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 23, 2018, and incorporated herein by reference)(File No. 001-32508)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: December 7, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on August 31, 2016, and incorporated herein by reference)(File No. 001-32508)
3.2	Amendment to Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on July 25, 2018 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on July 27, 2018, and incorporated herein by reference)(File No. 001-32508)
10.1	Form of Stock Purchase Agreement relating to the purchase of $28 million in shares of Series C Redeemable Convertible Preferred Stock dated November 23, 2018 (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 23, 2018, and incorporated herein by reference)(File No. 001-32508)